EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-33957 and 33-26041) pertaining to the PVC Container Corporation 1996 Incentive Stock Plan and in the related Prospectus of our report dated September 23, 2004, with respect to the consolidated financial statements and schedule as of and for the two years ended June 30, 2004 of PVC Container Corporation for the year ended June 30, 2005.

MetroPark, New Jersey	ERNST & YOUNG LLP
October 13, 2005